Exhibit 99.2

Merida Merger Corp. I Announces Closing of USD$120 Million Initial Public Offering

NEW YORK, Nov. 07, 2019 (GLOBE NEWSWIRE) -- Merida Merger Corp. I (Nasdaq: MCMJU NEO: MMK.UN) (the “Company”) announced today that it consummated its initial public offering of 12,000,000 units at USD$10.00 per unit, resulting in gross proceeds of $120,000,000.

The units began trading on November 5, 2019 on Nasdaq under the symbol “MCMJU” and began trading on the Neo Exchange Inc. (the “NEO”) on November 7, 2019, under the symbol “MMK.UN”. Each unit consists of one share of common stock of the Company (“Common Stock”), and one-half of one redeemable warrant (“Warrant”) with each whole Warrant entitling the holder to purchase one share of Common Stock at a price of USD$11.50 per share. Once the securities comprising the units begin separate trading, the Common Stock and Warrants are expected to be traded on Nasdaq under the symbols “MCMJ”, and “MCMJW” and on the NEO under the symbols “MMK.U” and “MMK.WT.U”, respectively.

EarlyBirdCapital has been granted a 45-day option to purchase up to an additional 1,800,000 units offered by the Company to cover over-allotments, if any.

EarlyBirdCapital, Inc. acted as sole book-running manager of the offering. EarlyBirdCapital engaged Echelon Wealth Partners Inc. to act as its agent to offer up to 10,000,000 units in each of the provinces of Canada other than Québec pursuant to a prospectus.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, $120,000,000 (or $10.00 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of November 7, 2019 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (“SEC”).

A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission on November 4, 2019.

The offering is being made in the United States only by means of a prospectus, copies of which may be obtained by contacting EarlyBirdCapital, Inc., 366 Madison Avenue, 8th Floor, New York, NY 10017, Attn: Syndicate Department, 212-661-0200. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

The offering is being made in Canada in each of the provinces of Canada except Québec through a Canadian final prospectus dated November 4, 2019 relating to up to 10,000,000 units of the offering, which was filed with securities commissions or similar authorities in each of the provinces of Canada other than Québec. The final prospectus contains important detailed information about the securities being offered. Copies of the final prospectus will be available on SEDAR at www.sedar.com. Copies of the final prospectus may also be obtained from Echelon Wealth Partners Inc., at ECM@echelonpartners.com. Investors should read the prospectus before making an investment decision.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Merida Merger Corp. I

Merida Merger Corp. I is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.  The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region although it intends to focus its search for target businesses in the cannabis industry.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the initial public offering and the anticipated use of the proceeds thereof, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering. No assurance can be given that the net proceeds of the offering will be used as indicated. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact:
Peter Lee
President
Merida Merger Corp. I
plee@meridacap.com